Exhibit 99.1

Information Relating to Part II, Item 14 — Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution by L-3 Communications Corporation (“L-3 Communications”) of $1,000,000,000 in aggregate principal amount of Senior Notes comprised of: $350,000,000 in aggregate principal amount of 1.50% Senior Notes due 2017 and $650,000,000 in aggregate principal amount of 3.95% Senior Notes due 2024, registered pursuant to L-3 Communications’ and the subsidiary guarantors’ Registration Statement on Form S-3 (File No. 333-188457) filed on May 8, 2013, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee and the rating agency fees. All of such expenses are being borne by L-3 Communications.

SEC Registration Fee	$128,800
Rating Agency Fees	1,595,000
Accounting Fees and Expenses	250,000
Legal Fees and Expenses	188,000
Printing Expenses	42,000
Trustee’s Fees and Expenses	*
Blue Sky Fees and Expenses	15,000
Miscellaneous	18,200

Total	$2,237,000

*	Not applicable – annual fee.